UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 7, 2019

Date of Report (Date of earliest event reported)

Cars.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37869	81-3693660
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

300 S. Riverside Plaza, Suite 1000

Chicago, Illinois 60606

(Address of principal executive offices)

(312) 601-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.Costs Associated with Exit or Disposal Activities.

Cars.com Inc. (“we” or the “Company”) announced on February 7, 2019 a restructuring of our product and technology team that has eliminated approximately 70 positions, streamlining the existing team as we modernize our technology platform and invest in a more efficient cloud-based infrastructure focused on machine learning, product innovation and growth. These changes align our product and technology teams more closely with our long-term growth strategy to expand beyond listings to a digital solutions marketplace. We believe our move to a modernized platform and the cloud will allow us to innovate faster and operate more efficiently which will strengthen our competitive position in the market.

As part of the transformation, Fred Lee will be promoted to Chief Technology Officer and Dave Domm will be promoted to Chief Product Officer. Both Fred and Dave, currently Cars.com product and tech leaders, bring a wealth of technology, engineering, product and leadership expertise to their new roles.

We estimate the pre-tax costs for this action to be in the range of approximately $8 to $10 million, primarily related to employee severance and retention and certain vendor related costs, a substantial portion of which we expect to record in 2019. In the coming months, this restructuring effort will shift our technology spend towards innovation, aiming to improve our speed of product delivery, to enable integration across current and future systems, and to migrate our systems to the cloud. We believe this will make the Company stronger, faster, nimbler and more adaptable to change. The changes being made are grounded in the Company’s long-term growth strategy and other evolutionary steps implemented over the past 18 months.

Item 2.05 of this Current Report (“Item 2.05”) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are identified words such as, “plans,” “expects,” “estimates,” “may,” “believes,” “intends,” “aims” and other similar words, expressions and formulations. Item 2.05 contains forward-looking statements regarding the timing, and scope of the reduction in force, the retention of certain employees, the amount and timing of the related charges, the use and impact of any cost savings generated by the reduction in force, the shifting of certain funds freed up by the reduction in force to other operational areas of our business, and any resulting operational improvements. Many factors could affect the actual results of the reduction in force, and variances from the Company’s current expectations regarding such factors could cause actual results of the reduction in force to differ materially from those expressed in these forward-looking statements. The Company presently considers the following to be a non-exclusive list of important factors that could cause actual results to differ materially from its expectations: estimates of employee headcount reductions; estimates of cash expenditures that may be made by the Company in connection with the reduction in force; the amount, use and impact of any savings generated by the reduction in force. A detailed discussion of these and other risks and uncertainties that could cause the Company’s actual results to differ materially from these forward-looking statements is included in the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These forward-looking statements speak only as of the date of this Report, and the Company does not undertake any obligation to revise or update such statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cars.com Inc.

Date: February 7, 2019	By:	/s/ James F. Rogers
James F. Rogers Chief Legal Officer